Exhibit 99.1

Netcapital Announces 1-for-70 Reverse Stock Split

BOSTON, MA – July 30, 2024 – Netcapital Inc. (Nasdaq: NCPL, NCPLW) (the “Company”), a digital private capital markets ecosystem, today announced today announced that the Company’s board of directors (the “Board”) approved a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-70 (the “Reverse Stock Split Ratio”). The Reverse Stock Split is expected to become effective immediately after the close of trading on the Nasdaq Capital Market (the “Nasdaq”) on August 1, 2024 (the “Effective Time”), and the Company’s Common Stock is expected to begin trading on the Nasdaq on a split-adjusted basis at the opening of trading on August 2, 2024, under the existing ticker symbol “NCPL”, new CUSIP number 64113L202. The Company’s publicly traded warrants will continue to be traded on the Nasdaq under the existing ticker symbol “NCPLW” and existing CUSIP number.

The Reverse Stock Split was approved by the Company’s shareholders at the Company’s Special Meeting of Shareholders, held on July 24, 2024, with the final ratio to be determined by the Board. The Company has filed an amendment to its Articles of Incorporation (the “Charter”) to implement the Reverse Stock Split as of the Effective Time. The primary goal of the Reverse Stock Split is to increase the per share market price of the Common Stock to regain compliance with the minimum $1.00 per share bid price requirement set forth in Nasdaq’s listing rules for continued listing on the Nasdaq.

At the Effective Time, every seventy (70) shares of Common Stock issued and outstanding or held as treasury stock will be automatically combined and converted into one share of Common Stock. Once effective, the Reverse Stock Split will reduce the current number of issued and outstanding shares of Common Stock from approximately 40.54 million to approximately 0.58 million. The total number of shares of Common Stock authorized for issuance under the Charter, and the par value per share of Common Stock will not change.

Equitable adjustments will be made to the number of shares of the Common Stock issuable upon exercise of the Company’s equity awards, and warrants and the number of shares issuable under the Company’s equity incentive plans, as well as the applicable exercise prices for such equity awards and warrants, in accordance with their terms.

No fractional shares will be issued in connection with the Reverse Stock Split. Any stockholder who would otherwise be entitled to receive a fractional share will instead be entitled to receive one whole share of Common Stock in lieu of such fractional share.

Equity Stock Transfer LLC is acting as transfer and exchange agent for the Reverse Stock Split. Registered shareholders who hold shares of Common Stock in uncertificated form are not required to take any action to receive post-reverse split shares and holders of certificated shares will receive instructions from the Equity Stock Transfer LLC. Shareholders owning shares through an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

Additional information about the Reverse Stock Split can be found in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 7, 2024, which is available free of charge at the SEC’s website at www.sec.gov, and on the Company’s website Investor Relations website at netcapitalinc.com/#Investors.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The Company’s consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies. The Company’s funding portal, Netcapital Funding Portal, Inc. is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association.

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contact

800-460-0815

ir@netcapital.com